Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated February 5, 2020, relating to the balance sheet of East Stone Acquisition Corporation as of June 30, 2019, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from August 9, 2018 (inception) through June 30, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 5, 2020